United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            RMR DIVIDEND CAPTURE FUND
             (Exact name of registrant as specified in its charter)

            Massachusetts                               26-1282663
       (State of organization)              (I.R.S. Employer Identification No.)

          400 Centre Street                           02458
             Newton, MA                              (Zip Code)
(Address of principal executive offices)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------


Common Shares of Beneficial                           American Stock Exchange
Interest, par value $0.001 per share


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

     Securities Act registration statement file number to which this form relates: 333-143783

     Securities to be registered pursuant to Section 12(g) of the Act: None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the Registrant's common shares of beneficial interest, par value $0.001 per share, registered hereunder is incorporated by reference from the description of the Registrant's common shares of beneficial interest set forth under the caption "Description of Shares" in the Registrant's registration statement on Form N-2, filed with the Securities Exchange Commission on June 15, 2007 (Securities Act File No. 333-143783 and Investment Company Act File No. 811-22079); Pre-Effective Amendment No. 1 thereto, filed on October 19, 2007, and Pre-Effective Amendment No. 2 thereto, filed on December 17, 2007.

Item 2. Exhibits.

     Not Applicable.
                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Newton, Commonwealth of Massachusetts on the 17th day of December, 2007.

                                                      RMR Dividend Capture Fund


                                                      /s/ Mark L. Kleifges
                                                      Mark L. Kleifges
                                                      Treasurer